DELAWARE
The First State

I HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AUTOBAHN INTERNATIONAL, INC.", CHANGING ITS NAME FROM "AUTOBAHN INTERNATIONAL, INC" TO "GLOBAL DEVELOPMENTS INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF' MAY, A.D. 2006, AT 10:49 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
INCORPORATION

The corporation organized nd existing under and by vine of the General Corporation Law of the State of Delaware does hereby certify:

FIRST That at a meeting of the Board of Directors of Autobahn International Inc
_____________________________________________________________
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered Article 1 so that, as amended, said. Article shall be and read as follows:

The name of the corporation is "Global Developments Inc"

SECOND' That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD : That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of May, 2006

        By: /s/ John Briner
Title: Director
       Name John Briner